Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of PPG Industries, Inc. and management’s report on the effectiveness of internal control over financial reporting dated February 17, 2005, appearing in the Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 2, 2005